UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2023, we entered into a short-term non-dilutive financing agreement with a third-party netting us $88,000, which is included herein as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On May 23, 2023, we disclosed on our Twitter feed the following update on monthly sales trends:

“Mar $16.9K Apr $231.8K May(e) $550K (already invoiced $489K) June(e) $612K July(e) $824K. Paydown of primary vendor SMART Tech to $0 after credit freeze over, orders did not get lost from K12, order book strong.”

FOMO has notified investors that our SMARTSolution Technologies LP (“SST”) subsidiary currently has an estimated $500,000 in collections being processed by customers and/or in route to our asset backed credit line provider, over $300,000 in project installations expected to be completed in the next four weeks, and approximately $1 million in project and dropship orders signed or expected to be signed over the near-term. Because funding for K12 customers is typically released on July 1st of each calendar year after the May budgeting window, our SST order book and visibility is strong. Further, our March 2023 credit freeze by our primary vendor SMART Technologies has been cured allowing us to deliver against our WIP, PO’s and sales backlog.

Separately, the Company is currently in discussions with banks and non-bank lenders for permanent financing of up to $3 million to replace high interest debt and fund growth, including sales hires, support personnel, and equipment for higher sales volumes at SST. There can be no assurances funding will be available given market conditions.

Item 8.01 Other Events.

We are amending ownership filings for SST with the State of Pennsylvania. We intend to dissolve the SST LP and assign all of its assets to our wholly owned subsidiary SST Inc. for reporting, regulatory, tax, and legal purposes. There will be no impact to our 100% ownership of the SST business or change to its financials as a result of this corporate action.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
10.1	FOMO WORLDWIDE, INC. Globex Financing Agreement: 05/23/2023
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: May 24, 2023	By:	/s/ Vikram Grover
Vikram Grover